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Exhibit (l)(2)

[LETTERHEAD OF PROSKAUER ROSE LLP]

April 9, 2008

Ares Capital Corporation
280 Park Avenue, 22nd Floor
New York, New York 100817

Re:
Ares Capital Corporation

Ladies and Gentlemen:

        We have acted as special counsel for Ares Capital Corporation, a Maryland corporation (the "Company") in connection with the preparation of a registration statement on Form N-2 (File No. 333-149139) (the "Registration Statement") initially filed with the Securities and Exchange Commission (the "Commission") on February 7, 2008, as amended, relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Company of the following securities (the "Securities") of the Company with an aggregate offering price of up to $600,000,000 or the equivalent thereof in one or more foreign currencies: (i) debt securities (the "Debt Securities"); (ii) preferred stock (the "Preferred Stock"); (iii) common stock, par value $.001 per share (the "Common Stock"); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants"); and (v) subscription rights to purchase Common Stock. The offering of the Securities will be as set forth in the prospectus contained in the Registration Statement (the "Prospectus"), as supplemented by one or more supplements to the Prospectus (each such supplement, a "Prospectus Supplement").

        The Debt Securities will be issued in one or more series pursuant to an indenture in the form of the indenture filed as an exhibit to the Registration Statement (the "Indenture"), proposed to be entered into by the Company and U.S. Bank National Association, as trustee (the "Trustee").

        This opinion is being furnished in accordance with the requirements of subparagraph (l) Item 25.2 of Part C of Form N-2.

        In rendering the opinions set forth herein, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of:

  (i)
  the Registration Statement,

  (ii)
  the Indenture and

  (iii)
  the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed necessary as a basis for the opinions hereinafter expressed.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto are duly organized and validly existing in good standing in their respective jurisdictions of incorporation or formation, have complied with all aspects of the laws of their respective jurisdictions of incorporation or formation in connection with the issuance of the Debt Securities and the related transactions and had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. To the extent our opinions set forth below relate to the enforceability of the choice of New York law and choice of New York forum provisions of the

Indenture and the Debt Securities, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§5-1401, 5-1402 (McKinney 2001) and N.Y. C.P.L.R. 327(b) (McKinney 2001) and is subject to the qualification that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought. We have also assumed that the Company has complied with all aspects of applicable laws of jurisdictions (including that it is validly existing and in good standing under the laws of the State of Maryland) other than the State of New York in connection with the transactions contemplated by the Indenture. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

        Our opinions set forth herein are limited to the laws of the State of New York that, in our experience, are applicable to securities of the type covered by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions herein stated.

        Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

  1.
  Assuming that the Indenture has been duly authorized, executed and delivered by each of the Company and the Trustee, the Indenture will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

  2.
  Assuming that (i) the Indenture has been duly authorized, executed and delivered by each of the Company and the Trustee; (ii) the final terms of the Debt Securities have been duly established and approved by all necessary corporate action on the part of the Company, (iii) the terms of the Debt Securities as established comply with the requirements of the Investment Company Act of 1940, as amended, and (iv) the Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Indenture.

        The opinions set forth in paragraphs (1) and (2) above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

        In rendering the opinions set forth above, we have assumed that the execution and delivery by the Company of the Debt Securities and the Indenture and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties is subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and that are listed in subsections (g) and (k) of Item 25.2 of Part C of the Registration Statement. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                      Very truly yours,

                      /s/ PROSKAUER ROSE LLP

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  Exhibit (l)(2)